EXHIBIT 21.1

SUBSIDIARIES OF CIMPRESS N.V.

Subsidiary	Jurisdiction of Incorporation

AlbumPrinter B.V.	The Netherlands

AlbumPrinter Holding B.V.	The Netherlands

AlbumPrinter Norway AS	Norway

AlbumPrinter Productions B.V.	The Netherlands

AlbumPrinter Services B.V.	The Netherlands

Araprint B.V.	The Netherlands

Cimpress Australia Pty Ltd	Australia

Cimpress Detroit Incorporated	Delaware, USA

Cimpress Deutschland GmbH	Germany

Cimpress España, S.L.	Spain

Cimpress France SARL	France

Cimpress India Private Limited	India

Cimpress Investments B.V.	The Netherlands

Cimpress Italy S.R.L.	Italy

Cimpress Japan Co., Ltd	Japan

Cimpress Jamaica Limited	Jamaica

Cimpress Schweiz GmbH	Switzerland

Cimpress Technologies Private Limited	India

Cimpress Tunisie SARL	Tunisia

Cimpress UK Limited	England and Wales

Cimpress USA Incorporated	Delaware, USA

Cimpress Windsor Corporation	Nova Scotia, Canada

Del Camino SCI	France

Druck.at Druck- und Handelsgesellschaft GmbH	Austria

Drukwerkdeal.nl B.V.	The Netherlands

E-Factory SAS	France

Exagroup SAS	France

FL Print SAS	France

FM Impressos Personalizados Ltda	Brazil

FotoKnudsen AS	Norway

La Mougère SCI	France

Pixartprinting S.p.A.	Italy

Printdeal B.V.	The Netherlands

Printi LLC	Delaware, USA

Tradeprint Distribution Limited	England and Wales

Vistaprint B.V.	The Netherlands

Vistaprint Corporate Solutions Incorporated	Delaware, USA

Vistaprint Limited	Bermuda

Vistaprint Netherlands B.V.	The Netherlands

Webs, Inc.	Delaware, USA

WIRmachenDRUCK GmbH	Germany